Exhibit 99.1

mateon’s global study for Artemisinin intervention against COVID-19 cleared for patient enrollment in india.

AGOURA HILLS, Calif., September 14, 2020 (GLOBE NEWSWIRE) -- Mateon Therapeutics “Mateon” (OTC.QB: MATN), a leading developer of TGF-β therapeutics for oncology and COVID-19, announced today that its global study based on its ARTI-19 protocol for Artemisinin Intervention against COVID-19 has been cleared for patient enrollment in India.

ARTI-19 in India is being conducted by Windlas as part of a co-development agreement between Windlas Biotech Private Limited (Windlas) and Mateon. The two companies executed an MOU on August 19, 2020 for the development and commercialization of Artemisinin as both a therapeutic pharmaceutical as well as herbal supplement against COVID-19. Windlas is a 20-year-old company with large scale manufacturing facilities in India employing more than 1500 employees and is the 5th largest Contract Development and Manufacturing Organization (CDMO) serving pharma companies across the world.

The development of Artemisinin against COVID-19 is dependent on the successful completion of the ARTI-19 clinical trial “Artemisinin Intervention trial against COVID-19”, which is being initiated globally in Africa, India, and South America. Windlas is Mateon’s manufacturing partner for clinical trial and commercial product roll out.

Saran Saund, Chief Business Officer and GM of AI division of Mateon commented “By collecting data from multiple clinical observational studies globally, the company expects to establish Artemisinin efficacy against COVID-19 as an affordable front-line treatment for this pandemic. The company’s antisense therapeutic against COVID-19 (OT-101) is meant for hospitalized COVID-19 patients who are no longer responsive to Artemisinin.”.

About ARTI-19 India

ARTI-19 in India is a “A Prospective, Randomized, Multi-center, Open label, Interventional Study to Evaluate the Safety and Efficacy of Artemisinin 500 mg capsule in Treatment of Adult Subjects with COVID-19”. This trial will compare the efficacy of oral doses with standard-of-care (SOC) versus SOC alone. Oral administration of Artemisinin 500 mg capsule/day for 5 days with SOC per cycle with the option to repeat as needed until disease is resolved or subject is discharged, up to a total of consecutive 3 cycles (“5 days treatment, 5 days off"). SOC is standard-of-care as per Clinical Management Protocol: COVID-19, Government of India Ministry of Health and Family Welfare Directorate General of Health Services (EMR Division). The global goal of ARTI-19 is enrolled 3,000 patients in the trial to support the approval of Artemisinin against COVID-19. Safety is defined as: 1) Adverse events (AEs) during the study and 2) Serious adverse events (SAEs) during the study. Efficacy is defined as: 1) Relief in the sign and symptoms of COVID-19 as per WHO Clinical Progression Scale and 2) Relief in the sign and symptoms of COVID-19 per the Duration of Symptoms.

About COVID-19 in India

India's COVID-19 tally rose to 4,754,356 and the death toll surged to 78,586, as 94,372 new cases and 1,114 deaths were reported across the country in past 24 hours. This was revealed by the latest data released by the federal health ministry on Sunday, Sep 13, 2020. India's new cases detected per day are more than double the daily average of the United States and Brazil. India has emerged as the worst hit country globally in terms of new COVID-19 cases discovered every day. Over the past one week the average number of daily infections has been over 90,000. This average was around 24,000 two months ago, and 58,000 a month ago.

About Artemisinin

Artemisinin can target multiple viral threats including COVID-19 by suppressing both viral replication and clinical symptoms that arise from viral infection. Viral replication cannot occur without TGF-β. Artemisinin, purified from a plant Artemisia annua, is able to inhibit TGF-β activity and is able to neutralize SARS-CoV-2 (COVID-19) in vitro at an EC50 of 0.45 ug/ml (Mateon’s test result at Utah State University), and a Safety Index of 140, which is better than remdesivir and chloroquine. Artemisinin antiviral activity against SARS-CoV-2 was confirmed recently by Cao R. et al. “Anti-SARS-CoV-2 Potential of Artemisinin’s In Vitro”. ACS Infectious Diseases 2020 6 (9), 2524-2531. The unpurified herb extract has no anti-viral activity. Artemisinin also has been reported to have antiviral activities against hepatitis B and C viruses, human herpes viruses, HIV-1, influenza virus A, and bovine viral diarrhea virus in the low micromolar range. In the clinic, Artemisinin exhibits early efficacy signals against COVID-19. To date, 25 effective cases have been reported, with an average time of negative nucleic acid conversion of 4 days, and a negative conversion rate of 10 days after nucleic acid detection reached 96%. No serious adverse reactions were seen. After treatment, the patient's chest image examination showed that the inflammation in the lungs was relieved and the symptoms were significantly improved. Because it targets a host protein- TGF-β that plays a pivotal role in ARDS pathophysiology (and not a virus-intrinsic target), Artemisinin does not promote the development of drug-resistant viral mutations.

About Mateon Therapeutics

Mateon was created by the recent reverse merger with Oncotelic which became a wholly owned subsidiary of Mateon Therapeutics Inc. (OTC.QB:MATN) creating an immuno-oncology company dedicated to the development of first in class RNA therapeutics as well as small molecule drugs against cancer and infectious diseases. OT-101, the lead immuno-oncology drug candidate of Mateon/Oncotelic, is a first-in-class anti-TGF-βRNA therapeutic that exhibited single agent activity in some relapsed/refractory cancer patients in clinical trial settings. OT-101 also has activity against COVID-19 and is being tested in clinical trial against COVID-19. Mateon/Oncotelic is seeking to leverage its deep expertise in oncology drug development to improve treatment outcomes and survival of cancer patients with a special emphasis on pediatric cancer patients. Mateon has rare pediatric designation for DIPG (CA4P) and melanoma (CA4P). For more information, please visit www.oncotelic.com and www.mateon.com.

Mateon's Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “promising”, “will”, “conviction”, "estimate," "intend," "believe", “quest for a cure of cancer”, “innovation-driven”, “paradigm-shift”, “high scientific merit”, “impact potential” and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about future plans, the progress, timing, clinical development, scope and success of future clinical trials, the reporting of clinical data for the company’s product candidates and the potential use of the company’s product candidates to treat various cancer indications. Each of these forward-looking statements involves risks and uncertainties and actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. These risks are not exhaustive, the company faces known and unknown risks, including the risk factors described in the company’s annual report on Form 10-K filed with the SEC on April 10, 2019 and in the company’s other periodic filings. Forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether as a result of new information future events, or otherwise.

Contact Information:

For Mateon Therapeutics, Inc.:

Amit Shah

ashah@oncotelic.com